UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2021

Giga-tronics Incorporated

(Exact Name of Registrant as Specified in Charter)

California	0-12719	94-2656341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5990 Gleason Drive, Dublin, CA	94568
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (925) 328-4650

                                     N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No par value	GIGA	OTCQB Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2021, Traci K. Mitchell resigned her positions as corporate controller and principal accounting officer of Giga-tronics Incorporated (the “Company”). Her resignation will be effective as of February 28, 2021.

As of February 28, 2021, Lutz P. Henckels, the Company’s principal financial officer, will assume the additional role and responsibilities of principal accounting officer pending the Company’s appointment of a new principal accounting officer. Mr. Henckels has served as a member of the Company’s Board of Directors since 2011. He has served as Executive Vice President and Chief Financial Officer since March 2019 and, additionally, as Chief Operating Officer since July 2020. Previously, he served as the Company’s Interim Chief Financial Officer since February 2018. Mr. Henckels has more than 40 years of experience in corporate leadership roles and previously served as Chief Executive Officer of public and private technology companies, including HiQ Solar, SyntheSys Research, LeCroy Corporation and HHB Systems.

The Company has not agreed to provide Mr. Henckels with any additional compensation for serving as the Company’s principal accounting officer. There are no family relationships among Mr. Henckels and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mr. Henckels that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2021	GIGA-TRONICS INCORPORATED

By: /s/ Lutz P. Henckels Executive Vice President, Chief Financial Officer and Chief Operating Officer